UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2006

IAC/INTERACTIVECORP

(Exact name of Registrant as specified in charter)

Delaware

0-20570

59-2712887

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

152 West 57th Street, New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Approval of Performance Criteria

On February 6, 2006, the Compensation/Benefits Committee (the “Committee”) of the Board of Directors of IAC/InterActiveCorp (“IAC”) approved performance criteria associated with both the vesting of restricted stock unit awards granted pursuant to IAC’s 2005 Stock and Annual Incentive Plan (the “2005 Plan”) on that date and 2006 cash bonuses, in each case, to certain IAC executive officers.  The vesting of these restricted stock unit awards and the payment of the cash bonuses are subject to IAC’s achievement of specified increases in either (i) EBITA (as defined in the 2005 Plan) of IAC on a consolidated basis or (ii) the closing price of IAC Common Stock, in each case, over specified time periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

	By:	/s/ Gregory R. Blatt
	Name:	Gregory R. Blatt
	Title:	Executive Vice President and
General Counsel

Date: February 10, 2006